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                                                                  EXHIBIT 10.24

                         TRIANGLE PHARMACEUTICALS, INC.


                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                          -----------------------------

                                 April 17, 1996

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                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

1.   Registration Rights . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.1  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.2  Company Registration . . . . . . . . . . . . . . . . . . . . . . .   3
     1.3  Obligations of the Company . . . . . . . . . . . . . . . . . . . .   3
     1.4  Furnish Information. . . . . . . . . . . . . . . . . . . . . . . .   4
     1.5  Expenses of Registration . . . . . . . . . . . . . . . . . . . . .   4
     1.6  Underwriting Requirements. . . . . . . . . . . . . . . . . . . . .   5
     1.7  Delay of Registration. . . . . . . . . . . . . . . . . . . . . . .   5
     1.8  Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . .   5
     1.9  Reports Under Securities Exchange Act of 1934. . . . . . . . . . .   8
     1.10 Limitation on Assignment of Registration Rights. . . . . . . . . .   8
     1.11 "Market Stand-Off" Agreement . . . . . . . . . . . . . . . . . . .   9
     1.12 Termination of Registration Rights . . . . . . . . . . . . . . . .   9

2.   Company and Investor Covenants. . . . . . . . . . . . . . . . . . . . .  10
     2.1  Right of First Offer . . . . . . . . . . . . . . . . . . . . . . .  10
     2.2  Investor Right to Sell Registrable Securities to the Company . . .  12

3.   Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     3.1  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . .  13
     3.2  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     3.3  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     3.4  Titles and Subtitles . . . . . . . . . . . . . . . . . . . . . . .  13
     3.5  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     3.6  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     3.7  Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . .  14
     3.8  Superior Rights Granted to Preferred Investors . . . . . . . . . .  14
     3.9  Additional Investors . . . . . . . . . . . . . . . . . . . . . . .  14
     3.10 Termination of Rights upon Repurchase. . . . . . . . . . . . . . .  15
     3.11 Severability . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     3.12 Aggregation of Stock . . . . . . . . . . . . . . . . . . . . . . .  15
     3.13 Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . .  15
     3.14 Representation . . . . . . . . . . . . . . . . . . . . . . . . . .  15

Schedule A          Schedule of Investors


                                       i.

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                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT



          THIS AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT is made as of the 17th day of April, 1996, by and among Triangle Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and the investors listed on SCHEDULE A hereto, each of which is referred to herein individually as an "Investor" and all of which are referred to herein collectively as the "Investors."

                                    RECITALS

          WHEREAS, the Company and the Investors are parties to a certain Investors' Rights Agreement dated as of March 31, 1996 (the "Prior Agreement"), pursuant to which the Company has granted to the Investors certain rights to cause the Company to register shares of Common Stock previously issued to the Investors and certain other matters as set forth therein;

          WHEREAS, the Company and one of the Investors are parties to a certain Restricted Stock Purchase Agreement of even date herewith (the "Purchase Agreement") pursuant to which the Company has agreed to sell and the Investor has agreed to purchase shares of the Common Stock of the Company in connection with a certain license transaction;

          WHEREAS, in order to induce the Company to enter into the Purchase Agreement and to induce the Investor to enter into the license transaction and purchase shares of the Company's Common Stock pursuant to the Purchase Agreement, the Investors and the Company hereby agree that this Agreement shall amend and restate the Prior Agreement so that this Agreement shall govern the rights of the Investors to cause the Company to register certain shares of Common Stock held by the Investors and certain other matters as set forth herein;

          NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

          1. REGISTRATION RIGHTS. The Company covenants and agrees as follows:

          1.1  DEFINITIONS.  For purposes of this Section 1:

          (a)  The term "Act" means the Securities Act of 1933, as amended.

          (b)  The term "Effective Date" means March 31, 1996.

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          (c)  The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          (d) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

          (e) The term "Preferred Holder" shall mean any existing or future holder of the Company's preferred stock or other securities with dividend, liquidation or redemption rights that are senior to the rights of the Company's Common Stock ("Preferred Stock"), whether purchased prior to the date of this Agreement or after the date hereof.

          (f) The term "Preferred Rights Agreement" shall mean any existing or future agreement pursuant to which the Company grants registration, first offer and/or other related rights to purchasers of the Company's Preferred Stock, including, without limitation, that certain Amended and Restated Investors' Rights Agreement dated as of October 31, 1995, and any and all amendments to any such agreement, whether executed prior to the date of this Agreement or after the date hereof, and any future agreements.

          (g) The term "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

          (h) The term "Registrable Securities" means (i) the 200,000 shares of Common Stock issued to Emory University ("Emory"), the University of Georgia Research Foundation, Inc. ("UGARF") and Raymond Schinazi ("Dr. Schinazi") pursuant to a Restricted Stock Purchase Agreement dated March 31, 1996, (ii) the 500,000 shares of Common Stock issued to Emory pursuant to a Restricted Stock Purchase Agreement dated April ___, 1996, and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) and (ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which rights under this Agreement are not assigned.

          (i) The number of shares of "Registrable Securities then outstanding" means the number of shares of Common Stock outstanding which are Registrable Securities.

          (j)  The term "SEC" shall mean the Securities and Exchange Commission.


                                       2.

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          1.2  COMPANY REGISTRATION.  Subject to the terms of this Agreement, including, without limitation, the terms of Section 3.8, if at any time, or from time to time (but without any obligation to do so), the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Investors) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Investor written notice of such registration. Upon the written request of each Investor given within twenty (20) days after mailing of such notice by the Company in accordance with
Section 3.5, the Company shall, subject to the provisions of Section 1.6, cause to be registered under the Act all of the Registrable Securities that each such Investor has requested to be registered.

          1.3 OBLIGATIONS OF THE COMPANY. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Investors of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to the earlier of one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Investor refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.


                                       3.

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          (b)  Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Investors such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Investors; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Investor participating in such underwriting shall also enter into and perform its obligations under such an agreement. Subject to such Investor's obligations under such underwriting agreement, if such Investor disapproves of the terms of the underwriting, such Investor may elect to withdraw from such underwriting by written notice to the underwriter and the Company.

          (f) Notify each Investor of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          1.4 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Investor's Registrable Securities.

          1.5 EXPENSES OF REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section
1.2 for each Investor, including (without limitation) all registration, filing, and qualification fees and


                                       4.

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printers and accounting fees relating or apportionable thereto, but excluding underwriting discounts and commissions relating to Registrable Securities and fees and disbursements of counsel for the selling Investors.

          1.6 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.2 to include an Investor's securities in such underwriting unless such Investor accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata (as nearly as practicable) among the selling stockholders participating in the offering according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders); PROVIDED, HOWEVER, that the Investors shall be entitled to include their Registrable Securities in such offering only to the extent that the inclusion of their Registrable Securities will not reduce the amount of the securities of any Preferred Holder exercising registration rights under any Preferred Rights Agreement included in the offering. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

          1.7 DELAY OF REGISTRATION. No Investor shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

          1.8 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 1:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Investor, each Investor's trustees, directors, employees and students


                                       5.

and all of their heirs, executors, administrators, successors, legal representatives and accountants, any underwriter (as defined in the Act) for such Investor and each person, if any, who controls such Investor or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, or any rule or regulation promulgated under the Act, or the 1934 Act; and the Company will pay any reasonable attorneys' fees and other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.8(a), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case to any person intended to be indemnified pursuant to this subsection 1.8(a) for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such person.

          (b) To the extent permitted by law, each selling Investor will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Investor selling securities in such registration statement and any controlling person of any such underwriter or other Investor, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Investor expressly for use in connection with such registration; and each such Investor will pay any reasonable attorneys' fees and other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.8(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor, which consent shall not be unreasonably withheld; provided further that in no event shall any


                                       6.

indemnity under this subsection 1.8(b) exceed the gross proceeds from the offering received by such Investor.

          (c)  Promptly after receipt by an indemnified party under this
Section 1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 1.8.

          (d) If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control with respect to the rights and obligations of each of the parties to such underwriting agreement.


                                       7.

          (f)  The obligations of the Company and Investors under this
Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

          1.9 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit an Investor to sell securities of the Company to the public without registration, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

          (c) furnish to any Investor, so long as the Investor owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Investor of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          1.10 LIMITATION ON ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by an Investor only as follows: (i) to a transferee or assignee of such Investor who, after such assignment or transfer, holds at least 99,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), (ii) to such Investor's faculty members or other scientists, inventors and other persons pursuant to any plan or other arrangement adopted by such Investor to recognize the contributions made by such faculty members, scientists, inventors and other persons to such Investor and to whom the Investor has transferred some or all of its Registrable Securities, and (iii) UGARF shall be permitted to transfer its rights to cause the Company to register Registrable Securities pursuant to this Section 1 (but only with all related obligations) to The University of Georgia Foundation or The University of Georgia in connection with transfers of its Registrable Securities to such entities; PROVIDED, HOWEVER, that no such assignment shall be effective unless (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee


                                       8.

or assignee and the securities with respect to which such registration rights are being assigned, (b) the transferee or assignee has agreed in writing, in form and substance reasonably acceptable to and for the benefit of the Company, to be bound by the provisions of this Agreement, including without limitation the provisions of Section 1.11 below, and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

          1.11 "MARKET STAND-OFF" AGREEMENT. Each Investor hereby agrees that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that:

          (a) Such agreement shall not exceed one hundred eighty (180) days for the first such registration statement of the Company which covers common stock (or other securities) to be sold on its behalf to the public in an underwritten offering;

          (b) Such agreement shall not exceed ninety (90) days for any subsequent registration statement of the Company which covers common stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

          (c) An Investor shall not be subject to such agreement unless all executive officers and directors of the Company enter into similar agreements and all other Investors and holders of other registration rights are subject to or obligated to enter into similar agreements.

          In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

          1.12 TERMINATION OF REGISTRATION RIGHTS. No Investor shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) five (5) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public, (ii) such time as the Investor can sell all of such stock under Rule 144(k) (or successor rule) promulgated by the SEC or (iii) after all of such Investor's Registrable Securities have been sold under a registration statement filed pursuant to the provisions of this Section 1.


                                       9.

          2.   COMPANY AND INVESTOR COVENANTS.

          2.1 RIGHT OF FIRST OFFER. Subject to the terms and conditions of this Agreement, including, without limitation, the terms and conditions of this
Section 2.1 and Section 3.8 below, the Company hereby grants to each Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). The right of first offer granted to each Investor pursuant to this Section 2.1 is subordinate to the right of first offer granted to every Preferred Holder pursuant to any Preferred Rights Agreement, whether prior to the date of this Agreement of after the date hereof. Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), and any portion of such Shares (the "Remaining Shares") are not purchased by the Preferred Holders pursuant to their rights of first offer under any Preferred Rights Agreement, the Company shall then make an offering of such Remaining Shares to each Investor in accordance with the following provisions:

          (a) The Company shall deliver a notice by certified mail ("Notice") to the Investors stating (i) its bona fide intention to offer such Remaining Shares, (ii) the number of such Remaining Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Remaining Shares.

          (b) Within five (5) calendar days after receipt of the Notice, each Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, any or all of the Remaining Shares up to the maximum number of Remaining Shares calculated as follows:

                    X = Y(A/B)

          Where:

                    X = the maximum number of Remaining Shares that each Investor may elect to purchase;

                    Y = the total number of Shares offered by the Company in the offering;

                    A = the number of shares of common stock issued and held by such Investor; and

                    B = the total number of shares of common stock of the Company then outstanding (assuming full conversion of all convertible securities and complete exercise of all exercisable securities).


                                       10.

          (c) If all Remaining Shares which the Investors are entitled to obtain pursuant to subsection 2.1(b) are not elected to be obtained as provided in subsection 2.1(b) hereof, the Company may, during the 180-day period following the expiration of the period provided in subsection 2.1(b) hereof, offer the remaining unsubscribed portion of such Remaining Shares to any person or persons at a price not less than, and upon terms no more favorable to the person or persons than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Remaining Shares within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Remaining Shares shall not be offered unless first reoffered to the Investors in accordance herewith.

          (d) The right of first offer in this Section 2.1 shall not be applicable (i) to the issuance of securities to employees, consultants, officers or directors of the Company approved by the Board of Directors, (ii) to the issuance of securities to third parties in connection with the license of rights by the Company from such third parties subsequent to the date of this Agreement,
(iii) to the issuance of any preferred stock and any other securities issued in connection with such preferred stock after the date of this Agreement, (iv) to or after consummation of a bona fide, firmly underwritten public offering of shares of common stock, registered under the Act pursuant to a registration statement on Form S-1 or similar successor form, (v) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (vi) to the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, (vii) to the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has or is establishing business relationships, (viii) to the issuance of securities in connection with obtaining lease financing, whether issued to a lessor, guarantor or other person, (ix) to any borrowings, direct or indirect, from financial institutions or other persons by the Company, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided such borrowings do not have any equity features including warrants, options or other rights to purchase capital stock and are not convertible into capital stock of the Company, (x) to the issuance of any securities in connection with any stock split, stock dividend or recapitalization of the Company, and (xi) to the issuance of any right, option or warrant to acquire any security convertible into the securities excluded from the right of first offer in this Section 2.1 pursuant to subsections (i) through
(x) above.

          (e) The right of first offer set forth in this Section 2.1 (i) shall terminate and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur, and (ii) may not be assigned


                                       11.

or transferred by any Investor except to another Investor who holds at least 99,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations).

          2.2 INVESTOR RIGHT TO SELL REGISTRABLE SECURITIES TO THE COMPANY. In the event the Company has not consummated a bona fide, firmly underwritten public offering of shares of common stock, registered under the Act pursuant to a registration statement on Form S-1 or similar successor form, on or before the fifth anniversary of the Effective Date, and to the extent the Company is not prohibited by law from repurchasing the Registrable Securities from the Investors, each Investor shall have the option to sell to the Company all (but not less than all) of the shares of its Registrable Securities for which the option granted to the Investors pursuant to this Section 2.2 has not previously expired pursuant to Section 2.2(e) below. Such sale shall be made on the following terms and conditions:

          (a) On or before 30 days after the fifth anniversary of the Effective Date, the Investor shall provide written notice (the "Resale Notice") to the Company in the manner contemplated by Section 3.5 below of its decision to exercise the option granted by this Section 2.2.

          (b) The Company shall repurchase all of the shares of the Investor's Registrable Securities at a price of $0.075 per share (subject to appropriate adjustments for stock splits, stock dividends, combinations and other recapitalizations).

          (c) Within five (5) days after the date of the Resale Notice, the Investor shall deliver to the Company the certificate or certificates representing all of the shares of Registrable Securities, each certificate to be properly endorsed for transfer.

          (d) The Company shall, upon receipt of the certificate or certificates for the shares to be sold by the Investor pursuant to this Section 2.2, pay the aggregate purchase price therefor, as specified in subsection 2.2(b), in cash or by other means acceptable to the Investor, such resale to be deemed complete upon the date that the Company delivers such aggregate purchase price to the Investor.

          (e) The option granted to the Investors pursuant to this Section 2.2 shall expire upon the earlier of (i) with respect to 50,000 shares of Registrable Securities (as adjusted for stock splits, stock dividends, combinations and other recapitalizations), of which 11,250 are currently held by Emory, 13,750 are currently held by UGARF and 25,000 are currently held by Dr. Schinazi, (A) the date upon which the License Agreement with respect to the compound referred to as CS-92 among the Company, Emory and UGARF dated as of March 31, 1996 is terminated pursuant to the provisions of Section 11.5(a) thereof or (B) 30 days after the fifth anniversary of the Effective Date, (ii) with respect to 150,000 shares of Registrable Securities (as adjusted for stock splits, stock dividends, combinations and other recapitalizations), of which 75,000 are currently held


                                       12.

by Emory and 75,000 are currently held by UGARF, (A) the date upon which the License Agreement with respect to the compound referred to as DAPD among the Company, Emory and UGARF dated as of March 31, 1996 is terminated pursuant to the provisions of Section 11.5(a) thereof or (B) 30 days after the fifth anniversary of the Effective Date, and (iii) with respect to 500,000 shares of Registrable Securities (as adjusted for stock splits, stock dividends, combinations and other recapitalizations), all of which are currently held by Emory, (A) the date upon which the License Agreement with respect to the compound referred to as FTC between the Company and Emory dated as of the date hereof is terminated pursuant to the provisions of Section 11.5(a) thereof or
(B) 30 days after the fifth anniversary of the Effective Date.

          (f) The price specified in subsection 2.2(b) at which the Company is obligated to repurchase all of the shares of the Investors' Registrable Securities in the event the Investors exercise the option granted in this
Section 2.2 shall be applicable solely and exclusively to the Investors' exercise of the option granted in this Section 2.2, and shall have no force or effect in connection with any other transaction, including, without limitation, any transaction between either or both of the Investors and any third party or any transaction between either or both of the Investors and the Company, other than the Investors' exercise of the option granted in this Section 2.2.

          3.   MISCELLANEOUS.

          3.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          3.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

          3.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          3.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          3.5 NOTICES. Any notice required or permitted to be given to a party pursuant to the provisions of this Agreement shall be in writing and shall be effective


                                       13.

upon personal or facsimile delivery or upon deposit in the U.S. mail (or equivalent independent service), postage prepaid and properly addressed to the party to be notified as set forth below such party's signature or at such other address as such party may designate by ten (10) days' advance written notice to the other parties hereto.

          3.6 EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          3.7 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

          3.8 SUPERIOR RIGHTS GRANTED TO PREFERRED INVESTORS. Investors acknowledge and agree that the registration, first offer and other rights granted to the Investors pursuant to this Agreement are subordinate to the rights granted to any Preferred Holders, whether such Preferred Holders have purchased Preferred Stock of the Company prior to the date of this Agreement or purchase Preferred Stock of the Company after the date hereof and whether such rights have been granted to such Preferred Holders prior to the date of this Agreement or are granted to such Preferred Holders after the date hereof. Investors hereby consent to any and all amendments and modifications that the Company and any Preferred Holders may make to any Preferred Rights Agreement after the date hereof, including, without limitation, any and all amendments and modifications that materially and adversely affect the rights of the Investors, and further acknowledge and agree that the Company shall not be required to obtain the consent of the Investors to any such amendment or modification to any one or more of the Preferred Rights Agreements. Investors shall from time to time execute written instruments, including but not limited to amendments to this Agreement, as necessary to evidence the foregoing subordination as reasonably requested by the Company.

          3.9 ADDITIONAL INVESTORS. Any individuals and/or entities that hold or purchase any shares of the Common Stock of the Company shall be entitled to become a party to this Agreement, and the addition of such individuals and/or entities as parties to this Agreement and any required amendment of SCHEDULE A in connection therewith shall not be considered an amendment of this Agreement requiring the consent of the Investors. Upon execution of a counterpart signature page to this Agreement by any of such individuals and/or entities, such individuals and/or entities shall become parties to this Agreement to the same extent as if they had executed this Agreement as of the date


                                       14.

hereof and shall be included in the definition of "Investor" under this Agreement for all purposes. SCHEDULE A to this Agreement shall be automatically amended as appropriate to reflect the addition of such individuals and/or entities as Investors under this Agreement. The definition of "Registrable Securities" shall also be automatically amended to include the shares of Common Stock issued to such individuals and/or entities without the need to obtain the consent or signature of the holders of Registrable Securities.

          3.10 TERMINATION OF RIGHTS UPON REPURCHASE. In the event the Company repurchases all of the Registrable Securities held by any one or more of the Investors, such Investors shall have no further rights and the Company shall have no further obligation to such Investors under this Agreement from the date of such repurchase.

          3.11 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          3.12 AGGREGATION OF STOCK. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          3.13 ENTIRE AGREEMENT. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

          3.14 REPRESENTATION. By executing this Agreement, each Investor acknowledges and agrees that Brobeck, Phleger & Harrison represents the Company solely and that such Investor has been advised to, and has had an opportunity to, consult with its own attorney in connection with this Agreement.

          3.15 AMENDMENT AND RESTATEMENT OF PRIOR AGREEMENT. This Agreement constitutes a restatement in its entirety of the Prior Agreement. Upon the effectiveness of this Agreement, the Prior Agreement shall be terminated and of no further force or effect, and neither the Company nor any other party to such Prior Agreement shall have any further rights or obligations under such Prior Agreement.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]


                                       15.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   THE COMPANY:

                                   TRIANGLE PHARMACEUTICALS, INC., a Delaware corporation



                                   By: /s/ David W. Barry
                                       -----------------------------------------

                                   Its: Chairman and CEO
                                       -----------------------------------------

                         Address:  4 University Place
                                   4611 University Drive
                                   Durham, North Carolina 27707

                                   INVESTORS:

                                   EMORY UNIVERSITY



                                   By: /s/ illegible
                                      ------------------------------------------

                                   Its:
                                       -----------------------------------------

                         Address:  2009 Ridgewood Drive
                                   Atlanta, Georgia 30322
                                   Attention:  Vincent La Terza
                                   Director of Licensing and Patent Counsel


                                   /s/ Raymond Schinazi
                                   ---------------------------------------------
                                   Raymond Schinazi


                         Address:  ---------------------------------------------
                                   ---------------------------------------------




                     [SIGNATURE PAGE TO AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT]

                                   SCHEDULE A

                              SCHEDULE OF INVESTORS


Emory University
University of Georgia
  Research Foundation, Inc.
Raymond Schinazi